Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No.333-266738) on Form S-3 and Registration Statement (No. 333-258416) on Form S-8 of Immuneering Corporation of our report dated March 20, 2025, relating to the consolidated financial statements of Immuneering Corporation and Subsidiaries, appearing in this Annual Report on Form 10-K of Immuneering Corporation for the year ended December 31, 2024.

/s/ RSM US LLP
Boston, Massachusetts
March 20, 2025